Bandwidth Announces Fourth Quarter and Full Year 2022 Financial Results
Quarterly and full year revenue exceeded mid-point of guidance ranges by $10 million
Guiding to 30% increase in Adjusted EBITDA for full year 2023
Hosting inaugural Investor Day

February 23, 2023

Investor Day Details
Bandwidth is hosting a virtual Investor Day webcast today, February 23, 2023 and will host a Q&A session at the end of the event.

The Investor Day will begin at 8:30 am ET and investors and analysts can register at investorday.bandwidth.com. The presentation materials will be available at the start of the event at investors.bandwidth.com.

Replay information
Following the event, a replay of the webcast along with the presentation materials will be available on Bandwidth’s investor relations website at investors.bandwidth.com.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the fourth quarter and full year ended December 31, 2022.
“We are pleased with our solid fourth quarter performance despite the broader macro-market uncertainties,” said David Morken, Bandwidth’s Chief Executive Officer. “Our success highlights the resilience and increasing diversification of our revenue streams, and our expanding direct-to-enterprise strategy. Enterprises can upgrade their brand experience, lower operational costs, take advantage of AI technologies, reduce regulatory burdens and streamline digital transformation by migrating voice, text messages and emergency calling to the cloud — all with Bandwidth.”

“Our fourth quarter results surpassed both our top and bottom line guidance, driven by customer demand for our communications cloud. Revenue further benefited by $23 million and $37 million in our fourth quarter and full year from strong campaign messaging demand,” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “Looking ahead to 2023, we expect revenue growth to be constrained in the current macroeconomic environment and also impacted by campaign messaging cyclicality. We have a disciplined operating team and expect to grow Adjusted EBITDA by 30%, driving profitability through operating leverage. We remain confident in the potential of enterprise cloud migration and the capabilities of our business model to drive profitable growth.”

Fourth Quarter and Full Year 2022 Financial Highlights
The following table summarizes the consolidated financial highlights for the three and twelve months ended December 31, 2022 and 2021 (in millions, except per share amounts).(1)

Investor Contact Sarah Walas Vice President of Investor Relations, Bandwidth 919-504-6585 ir@bandwidth.com		Three months ended December 31,		Year ended December 31,
		2022	2021	2022	2021
	Total Revenue	$157	$126	$573	$491
	Gross Margin (1)	41%	41%	42%	44%
	Non-GAAP Gross Margin (1)	56%	53%	55%	52%
	Net Income (Loss)	$33	$(8)	$20	$(27)
	Non-GAAP Net Income	$5	$2	$15	$26
	Net income (loss) per share:
	Basic	$1.32	$(0.33)	$0.77	$(1.09)
	Diluted	$(0.16)	$(0.33)	$(0.48)	$(1.09)
	Non-GAAP net income per Non-GAAP share	$0.19	$0.09	$0.54	$0.97
	Adjusted EBITDA	$8	$8	$35	$50

(1) Prior period has been conformed to the current period presentation. Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

	Year ended December 31,
	2022	2021
Number of active customers (1)	3,405	3,300
Dollar-based net retention rate (1)	112%	117%
(1) As a result of the change in revenue segment reporting effective January 1, 2022, our key performance indicators of active customers and dollar-based net retention rates disclosed in previous SEC filings, press releases and presentations prior to reporting periods ended March 31, 2022, will not be directly comparable to our key performance indicators reported going forward. To facilitate comparison between the periods presented in the table above, number of active customers and dollar-based net retention rate have been conformed to the current period methodology. Additional information regarding our number of active customers and dollar-based net retention rate and how each is calculated are included below.

Fourth Quarter Customer Highlights
•A healthcare leader in diabetes care chose Bandwidth as the cloud provider for their Genesys contact center. Our new Call AssureTM product delivering toll-free calling redundancy was a key differentiator.
•An IT managed services provider with a complex organization spanning 23,000 customers in 50,000 locations chose Bandwidth because we addressed their unique needs for emergency 911 calling compliance.
•A leader in B2B text messaging chose Bandwidth for high-volume text messaging. They chose Bandwidth for the scalability, reliability and deliverability they need to support rapid growth.
•Bandwidth’s outstanding customer support solved difficult international routing issues in Japan and other countries for a large unified communications platform that led to incremental toll-free business.

Financial Outlook
Bandwidth’s outlook is based on current indications for its business, which are subject to change. Bandwidth is providing guidance for its first quarter and full year 2023 as follows:

	Q1 2023 Guidance	Full Year 2023 Guidance
Total Revenue (millions)	$132 - $134	$576 - $584
Adjusted EBITDA (millions)	$4 - $6	$43 - $47

Bandwidth has not reconciled its first quarter and full year 2023 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•JMP Securities Technology Conference in San Francisco, CA. Fireside chat on Tuesday, March 7th at 10:00AM Pacific Time.
•Morgan Stanley Technology, Media & Telecom Conference in San Francisco, CA. Fireside chat on Wednesday, March 8th at 10:25AM Pacific Time.
•William Blair Tech Innovators Conference virtual investor meetings hosted on Tuesday, March 14th.
Live webcasts and replays of the presentation will be available on the Investor Relations section of the Bandwidth’s website at https://investors.bandwidth.com.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services applications. Our solutions and our Communications Cloud, covering 60+ countries and over 90 percent of global GDP, are trusted for business-critical communications by all the leaders in unified communications and cloud contact centers–including Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending March 31, 2023 and year ending December 31, 2023, the success of our product offerings and our platform, the value proposition of our products, and our assessment of the impact of the distributed denial of service (“DDoS”) attacks discussed herein and in previous press releases are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from the DDoS attacks or other cybersecurity incidents, risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges, expressed as a percentage of revenue.
We define Non-GAAP net income as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe usage of our platform by an active customer at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage at levels below $100 per month. A single organization may constitute multiple unique active customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active customer account. Customers who pay after using our platform and customers that have credit balances are included in the number of active customer accounts.
To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. The dollar-based net retention rate reported in a quarter is then obtained by averaging the result from that quarter by the corresponding results from each of the prior three quarters. Customers of acquired businesses are included in the subsequent year’s calendar quarter of acquisition. Our dollar-based net retention rate increases when such customers increase usage of a product, extend usage of a product to new applications or adopt a new product. Our dollar-based net retention rate decreases when such customers cease or reduce usage of a product or when we lower prices on our solutions. For comparative purposes, the dollar-based net retention rate presented herein has been updated to reflect the change in our reporting segments effective January 1, 2022.

Cost Alignment
During the quarter ended March 31, 2022, Bandwidth changed its presentation of certain costs to align with the definitions of cost of revenue, research and development, sales and marketing, and general and administrative expenses used by many of our peers. As part of the benchmarked definitions, Bandwidth has included allocations of facilities and shared IT costs based on employee headcount within the cost of revenue, research and development, sales and marketing, and general and administrative expense categories.
Additionally, expense related to our product management function is now included in research and development rather than general and administrative, as previously reported, and the customer billing and collections function and amortization of acquired customer relationship intangible assets is now included in sales and marketing rather than general and administrative as previously reported. Management believes use of the benchmarked definitions will enhance the comparability of our performance to that of our peers. Financial data from prior periods have been conformed to the current definitions of cost of revenue, research and development, sales and marketing, and general and administrative expenses. There was no impact to revenue or net income for any periods presented due to the change in presentation. The consolidated balance sheets, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows are not affected by these changes.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue	$156,974	$126,132	$573,152	$490,907
Cost of revenue	92,903	74,023	334,799	277,094
Gross profit	64,071	52,109	238,353	213,813
Operating expenses:
Research and development	26,255	19,469	97,990	69,505
Sales and marketing	26,995	21,875	96,658	82,333
General and administrative	17,838	14,837	68,029	64,212
Total operating expenses	71,088	56,181	262,677	216,050
Operating loss	(7,017)	(4,072)	(24,324)	(2,237)
Other income (expense), net	39,348	(8,190)	41,630	(28,958)
Income (loss) before income taxes	32,331	(12,262)	17,306	(31,195)
Income tax benefit	1,103	4,088	2,264	3,833
Net income (loss)	$33,434	$(8,174)	$19,570	$(27,362)

Net income (loss) per share:
Basic	$1.32	$(0.33)	$0.77	$(1.09)
Diluted	$(0.16)	$(0.33)	$(0.48)	$(1.09)

Numerator used to compute net income (loss) per share:
Basic	$33,434	$(8,174)	$19,570	$(27,362)
Diluted	$(4,946)	$(8,174)	$(14,897)	$(27,362)

Weighted average number of common shares outstanding:
Basic	25,326,063	25,135,355	25,282,796	25,090,916
Diluted	30,465,279	25,135,355	30,907,869	25,090,916

The Company recognized total stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cost of revenue	$121	$89	$404	$364
Research and development	2,225	789	7,523	3,681
Sales and marketing	589	378	2,808	2,225
General and administrative	2,661	1,689	9,920	8,267
Total	$5,596	$2,945	$20,655	$14,537

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$113,641	$331,453
Restricted cash	981	836
Marketable securities	71,231	—
Accounts receivable, net of allowance for doubtful accounts	74,465	61,572
Deferred costs	3,566	3,204
Prepaid expenses and other current assets	15,724	15,820
Total current assets	279,608	412,885
Property, plant and equipment, net	99,753	69,604
Operating right-of-use asset, net	9,993	14,061
Intangible assets, net	177,370	211,217
Deferred costs, non-current	4,938	4,676
Other long-term assets	31,251	8,673
Goodwill	326,405	344,423
Total assets	$929,318	$1,065,539
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,750	$9,142
Accrued expenses and other current liabilities	62,577	65,921
Current portion of deferred revenue	7,181	6,248
Advanced billings	10,049	6,380
Operating lease liability, current	7,450	5,807
Total current liabilities	114,007	93,498
Other liabilities	11,176	6,018
Operating lease liability, net of current portion	4,640	10,958
Deferred revenue, net of current portion	8,306	7,634
Deferred tax liability	38,466	48,396
Convertible senior notes	480,546	486,440
Total liabilities	657,141	652,944
Stockholders’ equity:
Class A and Class B common stock	25	25
Additional paid-in capital	364,913	502,477
Accumulated deficit	(48,547)	(76,867)
Accumulated other comprehensive loss	(44,214)	(13,040)
Total stockholders’ equity	272,177	412,595
Total liabilities and stockholders’ equity	$929,318	$1,065,539

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$19,570	$(27,362)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	35,599	36,642
Non-cash reduction to the right-of-use asset	6,977	5,722
Amortization of debt discount and issuance costs	3,082	26,754
Stock-based compensation	20,655	14,537
Deferred taxes and other	(5,557)	(7,486)
Net gain on extinguishment of debt	(40,205)	—
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(13,341)	(6,711)
Prepaid expenses and other assets	(5,795)	(6,751)
Accounts payable	17,210	1,992
Accrued expenses and other liabilities	4,291	9,693
Operating right-of-use liability	(7,580)	(6,227)
Net cash provided by operating activities from continuing operations	34,906	40,803
Cash flows from investing activities
Purchase of property, plant and equipment	(41,661)	(17,686)
Deposits for construction in progress	(18,674)	(3,000)
Capitalized software development costs	(3,755)	(3,926)
Purchase of land	—	(30,017)
Proceeds from sale of land	—	17,462
Purchase of marketable securities	(179,598)	—
Proceeds from sales and maturities of marketable securities	108,681	—
Proceeds from sales and maturities of other investments	—	40,000
Proceeds from sale of business	1,558	—
Net cash (used in) provided by investing activities	(133,449)	2,833
Cash flows from financing activities
Payments on finance leases	(190)	(212)
Proceeds from issuance of convertible senior notes	—	250,000
Net cash paid for debt extinguishment	(117,286)	—
Purchase of Capped Call	—	(25,500)
Payment of Acquisition holdback	—	(6,689)
Payment of debt issuance costs	(553)	(7,544)
Proceeds from exercises of stock options	163	926
Value of equity awards withheld for tax liabilities	(2,139)	(3,954)
Net cash (used in) provided by financing activities	(120,005)	207,027
Effect of exchange rate changes on cash, cash equivalents and restricted cash	881	189
Net (decrease) increase in cash, cash equivalents, and restricted cash	(217,667)	250,852
Cash, cash equivalents, and restricted cash, beginning of period	332,289	81,437
Cash, cash equivalents, and restricted cash, end of period	$114,622	$332,289

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Gross Profit	$64,071	$52,109	$238,353	$213,813
Gross Profit Margin %	41%	41%	42%	44%
Depreciation	3,461	3,261	13,602	12,606
Amortization of acquired intangible assets	1,860	2,064	7,657	8,543
Stock-based compensation	121	89	404	364
Non-GAAP Gross Profit	$69,513	$57,523	$260,016	$235,326
Non-GAAP Gross Margin % (1)	56%	53%	55%	52%
________________________
(1) Calculated by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges of $33.3 million and $16.8 million for the three months ended December 31, 2022 and 2021, respectively, and $98.6 million and $41.3 million for the years ended December 31, 2022 and 2021, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$33,434	$(8,174)	$19,570	$(27,362)
Stock-based compensation	5,596	2,945	20,655	14,537
Amortization of acquired intangibles	4,162	4,624	17,180	19,119
Amortization of debt discount and issuance costs for convertible debt	693	7,279	2,977	26,672
Gain on sale of business	—	—	(3,777)	—
Net gain on extinguishment of debt	(40,205)	—	(40,205)	—
Non-recurring items not indicative of ongoing operations and other (1)	1,702	475	1,992	832
Estimated tax effects of adjustments (2)	(36)	(4,800)	(3,396)	(8,087)
Non-GAAP net income	$5,346	$2,349	$14,996	$25,711
Interest expense on Convertible Notes (3)	414	—	1,666	—
Numerator used to compute Non-GAAP diluted net income per share	$5,760	$2,349	$16,662	$25,711

Net income (loss) per share
Basic	$1.32	$(0.33)	$0.77	$(1.09)
Diluted	$(0.16)	$(0.33)	$(0.48)	$(1.09)

Non-GAAP net income per Non-GAAP share
Basic	$0.21	$0.09	$0.59	$1.02
Diluted	$0.19	$0.09	$0.54	$0.97

Weighted average number of shares outstanding
Basic	25,326,063	25,135,355	25,282,796	25,090,916
Diluted	30,465,279	25,135,355	30,907,869	25,090,916

Non-GAAP basic shares	25,326,063	25,135,355	25,282,796	25,090,916
Convertible debt conversion	5,139,216	—	5,625,073	987,149
Stock options issued and outstanding	71,202	157,658	100,088	180,318
Nonvested RSUs outstanding	—	70,650	—	197,538
Non-GAAP diluted shares	30,536,481	25,363,663	31,007,957	26,455,921
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.9 million of foreign currency losses on the settlement of intercompany borrowings, which were repatriated in conjunction with the repurchase of a portion of the 2026 Convertible Notes, $0.6 million of nonrecurring litigation expense and $0.2 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2022, and $0.5 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2021. Non-recurring items not indicative of ongoing operations and other include $0.9 million of foreign currency losses on the settlement of intercompany borrowings, which were repatriated in conjunction with the repurchase of a portion of the 2026 Convertible Notes, $0.6 million of nonrecurring litigation expense and $0.5 million of losses on disposals of property, plant and equipment during the year ended December 31, 2022, and $0.8 million of losses on disposals of property, plant and equipment during the year ended December 31, 2021.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 7.0% and 14.2% for the years ended December 31, 2022 and 2021, respectively. For the year ended December 31, 2022, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to research and development tax credits generated in 2022. For the year ended December 31, 2021, the effective income tax rate differs from the federal statutory tax rate of 21% in the U.S. primarily due to the valuation allowance recognized against federal and state deferred tax assets in the U.S. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of December 31, 2022, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Upon the adoption of Accounting Standards Update 2020-06 (“ASU 2020-06”), net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share. See Note 2, “Summary of Significant Accounting Policies” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, for additional details on the adoption of ASU 2020-06.

Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$33,434	$(8,174)	$19,570	$(27,362)
Income tax benefit	(1,103)	(4,088)	(2,264)	(3,833)
Interest expense, net	187	7,960	3,048	28,784
Depreciation	4,571	4,540	18,419	17,523
Amortization	4,162	4,624	17,180	19,119
Stock-based compensation	5,596	2,945	20,655	14,537
Gain on sale of business	—	—	(3,777)	—
Net gain on extinguishment of debt	(40,205)	—	(40,205)	—
Non-recurring items not indicative of ongoing operations and other (1)	1,702	475	1,992	832
Adjusted EBITDA	$8,344	$8,282	$34,618	$49,600
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.9 million of foreign currency losses on the settlement of intercompany borrowings, which were repatriated in conjunction with the repurchase of a portion of the 2026 Convertible Notes, $0.6 million of nonrecurring litigation expense and $0.2 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2022, and $0.5 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2021. Non-recurring items not indicative of ongoing operations and other include $0.9 million of foreign currency losses on the settlement of intercompany borrowings, which were repatriated in conjunction with the repurchase of a portion of the 2026 Convertible Notes, $0.6 million of nonrecurring litigation expense and $0.5 million of losses on disposals of property, plant and equipment during the year ended December 31, 2022, and $0.8 million of losses on disposals of property, plant and equipment during the year ended December 31, 2021.

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$10,566	$17,115	$34,906	$40,803
Net cash used in investing in capital assets (1) (2)	(24,626)	(8,848)	(45,416)	(37,167)
Free cash flow	$(14,060)	$8,267	$(10,510)	$3,636
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(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.
(2) Includes the net cash used from the purchase of land of $(30.0) million offset by the proceeds from sale of land of $17.5 million from investing activities of the statement of cash flows for the year ended December 31, 2021.